Certified Public Accountants
9575 Katy Freeway, Suite 370
Houston, Texas 77024
(713) 552-9800
FAX (713) 552-9700
www.abbmgroup.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Viosolar, Inc.

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 17, 2012, in the Registration Statement (Form S-4) and related Prospectus of Viosolar, Inc. in connection with the continuation and move of the Company from Alberta into the State of Nevada.

/s/ABBM Group, Ltd LLP
ABBM Group, Ltd LLP

Houston, Texas
September 10, 2013